UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 1, 2011

Stanley Black & Decker, Inc.

(Exact name of registrant as specified in its charter)

Connecticut	1-5224	06-0548860
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Stanley Drive, New Britain, Connecticut		06053
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (860) 225-5111

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On August 1, 2011, Stanley Black & Decker, Inc. (“Stanley) filed a supplement (the “Supplement”) to the offer document regarding its recommended all-cash offer to acquire all class A and class B shares and warrants in Niscayah Group AB (publ) (“Niscayah”), through a tender offer by its indirect wholly-owned subsidiary SBD Holding AB, with the Swedish Financial Supervisory Authority. The Supplement includes Niscayah’s interim report January-June 2011, announced on July 27, 2011. The English language version of the Supplement is attached hereto as Exhibit 99.1.

On August 1, 2011, Stanley also issued a press release (the “Press Release”) in Sweden announcing that the Supplement has been made available on its website. The English language version of that press release is attached hereto as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits

99.1 The English language version of the Supplement, furnished pursuant to Item 7.01 hereof.

99.2 The English language version of the Press Release, dated August 1, 2011, furnished pursuant to Item 7.01 hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stanley Black & Decker, Inc.

August 1, 2011	By:	/s/ Bruce H. Beatt
		Name:	Bruce H. Beatt
		Title:	Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

99.1	The English language version of the Supplement, furnished pursuant to Item 7.01 hereof.

99.2	The English language version of the Press Release, dated August 1, 2011, furnished pursuant to Item 7.01 hereof.